UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

 ____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2023 (September 7, 2023)

____________________________

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

 ____________________________

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 California Street, Suite 3500

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 7, 2023, Summit Materials, Inc., a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Argos North America Corp., a Delaware corporation (“Argos USA”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Cementos Argos”), Argos SEM, LLC, a Delaware limited liability company (“Argos SEM”) and Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (“Valle Cement” and, together with Argos SEM, the “Argos Parties”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will acquire all of the outstanding equity interests of Argos USA from the Argos Parties (the “Transaction”). Capitalized terms used but not defined in this Current Report on Form 8-K shall have the respective meanings ascribed to such terms in the Transaction Agreement.

Stockholder Agreement

Subject to and effective upon the consummation of the Transaction, Cementos Argos, Argos SEM, Valle Cement, the Company and, solely for the purpose of specified sections of the Stockholder Agreement, Grupo Argos S.A., a sociedad anónima incorporated in the Republic of Colombia (“Grupo Argos”), will execute a Stockholder Agreement (the “Stockholder Agreement”).

Lock-Up

For a period of two years from the Closing (the “Lock-Up Termination Date”), Grupo Argos, Cementos Argos and their respective Affiliates (as defined in the Stockholder Agreement) will not transfer or dispose of any shares of Class A Common Stock (as defined below) issued to such investor pursuant to the Transaction Agreement without the Company’s consent, other than certain permitted transfers.

Following the Lock-Up Termination Date, each Investor Participant (as defined in the Stockholder Agreement) will be restricted from transferring such Class A Common Stock to (i) any person engaged in the construction materials industry with substantial construction materials business or operations in the Restricted Territory (as defined in the Stockholder Agreement), and (ii) any person, if such person would beneficially own more than 10% of the issued and outstanding shares of Class A Common Stock (together with any other equity securities or derivative instruments of the Company) after giving effect to such transfer.

Standstill

Until the date on which no Investor Nominee (as defined below) is entitled to serve on the to the board of directors of the Company (the “Board”), Grupo Argos, Cementos Argos and each Investor Participant will not, and will cause each of their respective controlled Affiliates and will direct their representatives acting on their behalf not to, among other matters, directly or indirectly acquire, agree to acquire, or propose or offer to acquire (including through the acquisition of beneficial ownership) any shares of Class A Common Stock or securities that are convertible or exchangeable into (or exercisable for) shares of the Class A Common Stock, subject to certain exceptions, including as described under “Preemptive Rights” below, and provided that as long as Investor Anchor (as defined in the Stockholder Agreement) owns Class A Common Stock greater or equal to the 25% Threshold (as defined below), Grupo Argos, Cementos Argos and each Investor Participant and any of their respective controlled Affiliates are permitted to take such action if such persons would not collectively own more than the Cap (as defined below) following such action.

Board Appointments

As of immediately following the Closing, the Board will be comprised of eleven or fewer directors, including three individuals designated by Cementos Argos as its nominees (each such person, an “Investor Nominee”, and, collectively, the “Investor Nominees”), who will be appointed to the Board at the Closing.

Board Nominations

The Company will agree, at any annual meeting or special meeting of stockholders of the Company at which directors are to be elected to the Board, to nominate:

•	three Investor Nominees who are Acceptable Persons (as defined in the Stockholder Agreement) to the Board, as long as Investor Anchor beneficially owns greater than 25.0% of the then-outstanding shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) (the “25% Threshold”); provided that, one such Investor Nominee will be an individual that qualifies as an independent director of the Company under Rule 303A(2) of the NYSE Listed Company Manual;

•	two Investor Nominees who are Acceptable Persons to the Board, as long as Investor Anchor beneficially owns greater than 17.5% of the then-outstanding shares of Class A Common Stock (the “17.5% Threshold”) but less than or equal to the 25% Threshold; and

•	one Investor Nominee who is an Acceptable Person to the Board, as long as Investor Anchor beneficially owns greater than 5.0% of the then-outstanding shares of Class A Common Stock but less than or equal to the 17.5% Threshold.

Cementos Argos’s right to designate Investor Nominees will cease to exist after Investor Anchor no long beneficially owns more than 5.0% of the outstanding shares of Class A Common Stock, subject to the terms and conditions of the Stockholder Agreement.

Quorum and Voting

Until the date that no Investor Nominee is entitled to serve on the Board, Cementos Argos and each Investor Participant will cause all equity securities beneficially owned by Cementos Argos, each Investor Participant and their respective Affiliates, as of the record date for any Stockholder Meeting (as defined in the Stockholder Agreement), including for the avoidance of doubt all shares of Class A Common Stock that may be taken into account for purposes of calculating an applicable beneficial ownership threshold, to be present for quorum purposes and to be voted, at all such Stockholder Meetings or at any adjournments or postponements thereof, (i) in favor of all directors nominated by the Board in all non-contested director elections, (ii) in all contested director elections, at the election of Cementos Argos, either (A) in favor of directors nominated by the Board, or (B) in the same proportion as all other votes cast (such proportion determined without inclusion of the votes cast by Grupo Argos, Cementos Argos, each Investor Participant and their respective Affiliates), and (iii) for all other matters, in their discretion, except that, to the extent Grupo Argos, Cementos Argos, each Investor Participant and their respective Affiliates beneficially own voting interests representing more than 25.01%, such Persons will vote such excess in the same proportion as all other votes cast (such proportion determined without inclusion of the votes cast by Grupo Argos, Cementos Argos, each Investor Participant and their respective Affiliates).

Share Repurchases

From the Closing Date until the date that Investor Anchor ceases to beneficially own any shares of Class A Common Stock, if the Company initiates any share repurchase program or offer to repurchase any shares of Class A Common Stock for a price per share of Class A Common Stock equal to or in excess of the closing price of the Class A Common Stock, then, (x) if not participating in such share repurchase would result in Grupo Argos, Cementos Argos, each Investor Participant and each of their respective Affiliates beneficially owning equity securities or derivative instruments of the Company in excess of 31.0% of the then outstanding shares of Class A Common Stock (calculated on a fully-diluted basis) (the “Cap”), and (y) the Board will have taken such actions as may be reasonably necessary to exempt such share purchase under Rule 16b-3(e) under the Exchange Act, Grupo Argos, Cementos Argos, each Investor Participant and each of their respective Affiliates will participate in any such share repurchase and tender any shares of Class A Common Stock beneficially owned by such persons in order to maintain their voting interests as of immediately prior to such share repurchase.

Consent Rights

At any time when the 25% Threshold is satisfied, without the prior written consent of Cementos Argos (not to be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries will not (i) incur indebtedness in excess of certain thresholds, (ii) enter into certain related party agreements between the Company, its subsidiaries, and their respective Affiliates providing for payments to such Affiliates in excess of $20 million, subject to certain exceptions, (iii) fundamentally change the business of the Company and its subsidiaries, taken as a whole, in a manner that would (a) constitute a significant departure from the construction materials industry or (b) result in the Company and its subsidiaries, taken as a whole, ceasing to operate in the construction materials industry; provided that, the foregoing shall not prohibit certain change of control transactions, (iv) voluntarily liquidate, dissolve or wind-up the Company or (v) authorize, agree or commit to do any of the foregoing.

Preemptive Rights

The Stockholder Agreement grants Cementos Argos certain preemptive rights and the Company will have to offer to issue additional shares of Class A Common Stock to Cementos Argos if the Company conducts an offering. In the event of a Top-Up Event (as defined in the Stockholder Agreement), Grupo Argos, Cementos Argos and each Investor Participant will be able to acquire, agree to acquire, propose or offer to acquire, or seek to acquire a sufficient number of shares of Class A Common Stock in order to reverse the effect of any dilution to the voting interest of Investor Anchor resulting from such event, subject to certain exceptions and on the terms and conditions set forth in the Stockholder Agreement.

The foregoing description of the Stockholder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholder Agreement, a copy of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.

Registration Rights Agreement

Subject to and effective upon the consummation of the Transaction, the Company, Cementos Argos and each Investor Participant will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other matters, subject to certain limited exceptions, Cementos Argos and each Investor Participant will be granted certain customary shelf, demand and “piggy-back” registration rights with respect to their shares of Class A Common Stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement Term Sheet, a copy of which is attached as an exhibit to the Stockholder Agreement, which is attached hereto as Exhibit 2.2, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, under the terms and conditions of the Transaction Agreement, the aggregate consideration to be paid to Cementos Argos (on behalf of the Argos Parties) in the Transaction will consist of (i) $1,200,000,000 of cash (subject to customary adjustments), (ii) 54,720,000 shares of Class A Common Stock (the “Class A Consideration”) and (iii) one share of preferred stock of the Company (the “Preferred Share” and, together with the Class A Consideration, the “Stock Consideration”).

The issuance of the Stock Consideration to Cementos Argos (on behalf of the Argos Parties) will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 3.03 Material Modification to Rights of Security Holders

Under the terms and conditions of the Transaction Agreement, the Company will prepare a certificate of designation (the “Certificate of Designation”), in a form reasonably satisfactory to Cementos Argos, for the Preferred Share. The Certificate of Designation will include, among other rights, privileges and restrictions, that the Preferred Share:

•	will be issued to, and at all times held solely by, Cementos Argos and will not in any event be Transferable (as defined in the Stockholder Agreement, without giving effect to clause (iii) in the definition thereof);

•	will entitle the holder thereof to no economic rights whatsoever (and no dividends or other distributions will be declared or paid on the Preferred Share);

•	will not entitle its holder to vote on any matter; provided that: (x) solely during a Preferred Voting Window (as defined in the Stockholder Agreement), and subject in all respects to the terms, conditions, obligations and limitations set forth in the Stockholder Agreement, the Preferred Share will entitle the holder thereof to vote together with the holders of Class A Common Stock and Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) as a single class, on any matter for which the holders of Class A Common Stock and Class B Common Stock are generally entitled to vote, and (y) on such matters referred to in the forgoing clause (x), the voting power of the Preferred Share will represent the minimum number of votes as would allow the holder thereof to have a voting interest in the Company of 25.01% (with the Preferred Share voting together as a single class with Class A Common Stock and Class B Common Stock) in respect of any matter that is the subject of approval by the holders of Class A Common Stock and Class B Common Stock generally; and

•

will be immediately and automatically cancelled, without consideration and with no further action on the part of any person, upon the earliest to occur of (i) certain change of control transactions of the Company, (ii) such time as Investor Anchor has a voting interest in the Company equal to or less than 25% and the 90 day trading period has expired following any (A) issuance of voting securities by the Company that results in a reduction of Investor Anchor’s voting interest or (B) sale, disposition or transfer by Investor Anchor of Class A Common Stock which would result in a reduction of Investor Anchor’s beneficial ownership of Class A Common Stock, or (iii) such Preferred Share is held by any person other than Cementos Argos, in the case of (i) or (iii) of the foregoing, without the prior written consent of the Board.

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 8, 2023.

Additional Information and Where to Find It

This Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. This communication relates to the Transaction. In connection with the Transaction, the Company plans to file with the SEC a Proxy Statement. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC and send to its shareholders in connection with the Transaction. The issuance of the stock consideration for the Transaction will be submitted to the Company’s shareholders for their consideration. Before making any voting decision, the Company’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about the Company and the Transaction.

The Company’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, free of charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and other documents filed by the Company with the SEC may be obtained, without charge, by contacting the Company through its website at https://investors.summit-materials.com/.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Transaction. Information about the directors and executive officers of the Company and their ownership of common stock of the Company is set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023 and in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 10, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the Transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the proposed Transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings; and the following:

–     the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement between us and Argos USA;

–     the outcome of any legal proceedings that may be instituted against us, Argos USA or Cementos Argos;

–     the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction);

–     the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and Argos USA operate;

–     the ability to promptly and effectively integrate our business and the businesses of Argos USA;

–     the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

–     reputational risk and potential adverse reactions of our or Argos USA’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction;

–     the dilution caused by our issuance of additional shares of capital stock in connection with the Transaction;

–     the diversion of management’s attention and time from ongoing business operations and opportunities on Transaction-related matters; and

–     the impact of the global COVID-19 pandemic on our or Argos USA’s businesses, the ability to complete the Transaction or any of the other foregoing risks.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.2	Form of Stockholder Agreement, among Summit Materials, Inc., Cementos Argos S.A., Argos SEM, LLC, Valle Cement Investments, Inc., and Grupo Argos S.A. (for the limited purposes set forth therein).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

DATED: September 13, 2023	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary